Glowpoint, Inc. and Oblong Industries Sign Definitive Merger Agreement,
Create Industry Leader for Next Generation Collaboration Solutions

DENVER, CO and LOS ANGELES, CA - September 16, 2019 - Glowpoint, Inc. (NYSE American: GLOW) (“Glowpoint” or the “Company”), a managed service provider of video collaboration and network applications, and Oblong Industries, Inc. (“Oblong”), a collaboration technology company headquartered in Los Angeles, CA, today announced that they have executed a Definitive Merger Agreement (the “Merger Agreement”) relating to the proposed business combination of Glowpoint and Oblong (the “Merger”).
At the closing of the Merger (the “Closing”), which is expected to occur prior to October 15, 2019, and in exchange for all outstanding equity of Oblong, (i) Oblong stockholders will be issued shares of Glowpoint’s Series D Convertible Preferred Stock, which will be convertible into approximately 17.4 million shares of Glowpoint’s common stock at a conversion price of $2.85 per share, and (ii) Glowpoint will assume all outstanding options to purchase shares of Oblong’s common stock. Glowpoint’s Series D Preferred Stock will automatically convert into shares of Glowpoint’s common stock, on a one-for-one basis, upon approval of such conversion by Glowpoint’s stockholders at a stockholder meeting expected to be scheduled prior to year-end. Upon the Closing, the stockholders of Glowpoint existing prior to the transaction are expected to own approximately 25% of the combined company, and Oblong stockholders are expected to own approximately 75% of the combined company, in each case before giving effect to the issuance by Glowpoint of the Series E Convertible Preferred Stock discussed below or any shares issued pursuant to a new equity incentive plan of the combined company contemplated by the Merger Agreement.
Additionally, entities affiliated with existing Oblong stockholders, including Foundry Group and Greenspring Associates, have agreed to purchase $3.75 million of Glowpoint’s Series E Convertible Preferred Stock at a price of $2.85 per share, which Preferred Stock will be automatically convertible into Glowpoint common stock on a one-for-one basis upon stockholder approval of such conversion. Of this $3.75 million, $2.5 million (the “Concurrent Financing”) will be funded concurrently with the Closing and the remaining $1.25 million may be called by Glowpoint at its discretion.
“This is a powerful business combination leveraging strengths of both companies combining Glowpoint’s customer service reputation and support expertise around Oblong’s impressive technology foundation of immersive remote collaboration and interaction. Our combined customer base includes a number of world class organizations who have embraced the idea of pushing the limits of collaboration beyond traditional functionality. We share a common vision of leveraging our capabilities through this partnership and look forward to building upon Oblong’s compelling technology foundation and our shared vision of a next generation user experience for all,” said Pete Holst, president and chief executive officer of Glowpoint.
John Underkoffler, founder and CEO of Oblong, said, “It’s been tremendously energizing to find in Glowpoint an organization that shares our conviction around the central role that next-gen collaboration technologies will play through the 21st century. Oblong’s Mezzanine™ product family--with our powerful multi-stream, multi-site, multi-screen, concurrent multi-user approach to content-rich collaborative work--has proven its value to a sizable marquee customer base, while the unique underlying UI technologies we’ve pioneered to power our products ensure a large and sustainable market lead. We view the fusion of Glowpoint’s and Oblong’s distinct capacities in a multiplicative rather than additive light. This is especially exciting and timely because of the immense scale of the commercial opportunity immediately before us. I couldn’t be more enthusiastic to be working side by side with Pete and his team.”
Brad Feld, a Managing Director at Oblong’s lead investor, Foundry Group, stated, “As an investor in Oblong, I’ve seen the company develop numerous innovations in collaboration technology and user interface technology. At the same time, knowing and working with Pete Holst, Glowpoint’s CEO, for over 20 years, I am confident the pairing of his leadership as the CEO of the combined company with the technology vision of John Underkoffler, Oblong’s current CEO who is continuing as the chief technology officer of the combined company, will make an incredible combination.”
Oblong has successfully developed next generation collaboration technologies including its flagship Mezzanine™ product and a beta version extending Mezzanine™ further to the cloud. Oblong holds 46 patents and 13 pending patents in the United States and an additional 28 issued and 31 pending patents globally, an IP portfolio that covers foundational techniques in the domains of multi-stream / multi-participant visual collaboration; spatial, gestural, and multi-device control of data environments; and UI mechanics for cloud-based remote content collaboration. In August 2019, Oblong won the Best Collaboration Platform Award from UC Today as well as the prestigious Red Dot award for the Oblong optical wand control device.

Pete Holst further stated, “The proliferation of cloud-based collaboration services from Zoom, Slack, and BlueJeans paired with sustained growth in enterprise ecosystems led by Cisco’s Webex and Microsoft’s Teams provides a diverse and large addressable market measured in hundreds of millions of users. Oblong’s patented technologies expand on contemporary collaboration services by focusing on how content is distributed and disseminated in virtual meetings. I am excited about continuing to build upon the incredible foundation John and his talented team have created and look forward to partnering with them on new concepts and designs for the future of collaboration.”
The Closing of the Merger is subject to, among other closing conditions, the receipt of all required approvals of Oblong’s stockholders and any required third-party consents and regulatory clearances, no more than five percent (5.0%) of the issued and outstanding shares of Oblong’s capital stock exercising their statutory appraisal rights, the closing of the Concurrent Financing, and the execution by Glowpoint of a registration rights agreement with Foundry Group Select Fund, L.P. Affiliates of Foundry Ventures have agreed to close and fund in full the Concurrent Financing concurrently with the Closing of the Merger. Certain Oblong stockholders (including affiliates of Foundry Ventures) have provided their consent to the Merger, and the Merger is expected to be approved by the written consent of the required number of Oblong’s stockholders in the coming days. Glowpoint’s stockholders are not required to vote to approve the Merger. In addition, Peter Holst and David Clark, the current Chief Executive Officer and Chief Financial Officer of Glowpoint, respectively, are expected to begin providing certain management services to Oblong prior to the Closing of the Merger.
Advisors
Arnold & Porter is acting as legal advisor to Glowpoint and Gunderson Dettmer is acting as legal advisor to Oblong.
About Oblong Industries
Oblong Industries’s innovative technologies change the way people work, create, and communicate. With roots in more than two decades of research at the MIT Media Lab, Oblong's flagship product Mezzanine™ is the technology platform defining the next era of computing: multi-stream, concurrent multi-user, multi-screen, multi-device, and multi-location for dynamic and immersive visual collaboration. This focus continues with the debut of cloud-based Rumpus™ for purely virtual teams. Oblong is headquartered in Los Angeles and supplies Mezzanine™ systems to Fortune 500 enterprise customers and reseller partners. Learn more at www.oblong.com, and connect via Twitter, Facebook, LinkedIn, and Instagram.
About Glowpoint
Glowpoint, Inc. (NYSE American: GLOW) is a managed service provider of video collaboration and network applications. Our services are designed to provide a comprehensive suite of automated and concierge applications to simplify the user experience and expedite the adoption of video as the primary means of collaboration. Our customers include Fortune 1000 companies, along with small and medium sized enterprises in a variety of industries. To learn more please visit www.glowpoint.com.
Forward Looking and Cautionary Statements
This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that Glowpoint or Oblong assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, could, should or may occur in the future are forward-looking statements. Glowpoint’s and Oblong’s actual results may differ materially from their expectations, estimates and projections, and consequently you should not rely on these forward-looking statements as predictions of future events. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements regarding Glowpoint’s and Oblong’ future performance and the anticipated financial impacts of the business combination, the success of any business development initiatives to be pursued by Glowpoint or Oblong, the satisfaction of the closing conditions to the business combination, and the timing or success of the completion of the business combination and concurrent private placement by Glowpoint. The forward-looking statements in this press release are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, and involve significant factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. Most of these factors are outside of the control of Glowpoint or Oblong and are difficult to predict, and include, among other things, (1) the occurrence of any event, change or other circumstances that could cause the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against Glowpoint or Oblong following this announcement and the pursuit of the Merger; (3) the inability to complete the business combination, including due to failure to obtain approval of the stockholders of Oblong or failure to satisfy any other conditions to closing included in the Merger Agreement; (4) the risk that the pursuit or execution of the business combination will disrupt current plans and operations as a result of the announcement and consummation of the business combination; (5) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably and retain its key employees; (6) costs related to the negotiation and consummation of the business combination; (7) risks related to the disruption of the transaction to the parties and their management; (8) the effect of the announcement of the Merger Agreement on the parties’ ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; and (9) other risks and uncertainties identified in Glowpoint’s filings with the SEC, including in Glowpoint’s Annual Report on Form 10-K for the year ending December 31, 2018 and in other filings made by Glowpoint with the SEC from time to time, including Glowpoint’s Quarterly Report on Form 10-Q for the three months ended June 30, 2019. The foregoing list of factors is not exclusive. Glowpoint and Oblong caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Any of these factors could cause Glowpoint’s and Oblong’ actual results and plans to differ materially from those in the forward-looking statements. Therefore, Glowpoint and Oblong can give no assurance that their future results will be as estimated. Glowpoint and Oblong do not intend to, and disclaim any obligation to, correct, update or revise any information contained herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statement is based, other than as required by applicable law.
INVESTOR CONTACT:
Investor Relations
Glowpoint, Inc.
+1 303-640-3840
investorrelations@glowpoint.com
www.glowpoint.com